SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 28, 2003 (November 28, 2003)

ADVANCED NEUROMODULATION
SYSTEMS, INC.

Incorporated pursuant to the Laws of the State of Texas

Commission file number 0-10521

Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Plano, Texas 75024

(972) 309-8000

Item 5. Other Events
Signatures

Item 5. Other Events

   On August 29, 2003, Christopher G. Chavez, President and Chief Executive Officer of Advanced Neuromodulation Systems, Inc. (ANS), entered into a “Preset Diversification Program” (PDP), a stock disposition plan intended to qualify for the safe harbor offered by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an effective date of November 28, 2003. Under Mr. Chavez’s PDP, he authorized his broker to sell up to 102,500 shares of ANS common stock (30,000 shares owned outright by Mr. Chavez and 72,500 shares which Mr. Chavez will obtain by exercising certain stock options).

   On August 28, 2003, James P. Calhoun, Vice President — Human Resources, also entered into a PDP, also with an effective date of November 28, 2003. Under Mr. Calhoun’s PDP, he authorized his broker to sell up to 36,222 shares of ANS common stock (7,722 shares owned outright by Mr. Calhoun and 28,500 shares which Mr. Calhoun will obtain by exercising certain stock options).

   Mr. Chavez and Mr. Calhoun have informed the Company that any shares sold pursuant to their respective PDPs will be sold pursuant to Rule 144, and that each of them will publicly disclose any sales in accordance with their obligations under Rule 16a-3. Mr. Chavez and Mr. Calhoun have informed the Company that the purpose of their PDPs is to assist them in the diversification of their respective portfolios. Each of Mr. Chavez and Mr. Calhoun represented to the Company that he had no knowledge of any material nonpublic information regarding the Company when he adopted his respective written PDP plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.

By: /s/ F. Robert Merrill III

Date: November 28, 2003	F. Robert Merrill III
Executive Vice President, Finance
Chief Financial Officer and Treasurer